UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 17, 2016

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road,

Louisville, CO 80027-2452

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 17, 2016, Gaiam, Inc. (the “Company”) issued a press release announcing the extension of the expiration date of its previously announced tender offer to purchase for cash up to an aggregate of 12.0 million (i) shares of Class A Common Stock, par value $0.0001, of the Company at a purchase price of $7.75 per share in cash, or (ii) options to purchase shares of Class A Common Stock of the Company at a purchase price of $7.75 per option, less any applicable option exercise price, in cash. The Company extended the expiration date of the tender offer to 5:00 p.m., New York City time, July 1, 2016. The tender offer was previously scheduled to expire at 5:00 p.m., New York City time, on Monday, June 27, 2016. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Gaiam, Inc. on June 17, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Stephen J. Thomas
Stephen J. Thomas
Chief Financial Officer

Date: June 17, 2016